UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2007

DUKE ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32853	20-2777218
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

526 South Church Street, Charlotte, North Carolina  28202

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

DUKE ENERGY CAROLINAS, LLC

(Exact Name of Registrant as Specified in its Charter)

North Carolina	001-04928	56-0205520
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

526 South Church Street, Charlotte, North Carolina  28202-1904

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01.  Other Events

On October 5, 2007 Duke Energy Carolinas, LLC (“Duke Energy Carolinas” or the “Company”) filed an Agreement and Stipulation of Partial Settlement (“Partial Settlement”), a settlement agreement among the Company, the Public Staff, North Carolina Utilities Commission, the North Carolina Attorney General’s Office, Carolina Utility Customers Association, Inc., Carolina Industrial Group for Fair Utility Rates III, and Wal-Mart Stores East, LP, for consideration by the North Carolina Utilities Commission (“NCUC”) regarding Duke Energy Carolinas’ current rate case filing, the investigation of environmental compliance costs and the Company’s proposed accounting for the  Financial Accounting Standard Board’s Statement of Financial Accounting standards No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.”  The Partial Settlement, which includes Duke Energy Carolinas and all intervening parties, reflects agreements on all but two significant issues in these matters.  In addition to the Partial Settlement, the treatment of ongoing merger cost savings resulting from the Duke Energy Corporation/Cinergy Corp. merger and the proposed amortization of the Company’s Grid South development costs will be presented to the NCUC for a ruling.

The Partial Settlement reflects an agreed to reduction in revenues of $233 million and corresponding rate reductions of 12.7% to the industrial class, 5.05% - 7.34% to the general class and 3.85% to the residential class of customers with an effective date of January 1, 2008.  Under the Partial Settlement, effective January 1, 2008, Duke Energy Carolinas will discontinue the amortization of the environmental compliance costs pursuant to North Carolina clean air legislation passed in 2002 and will capitalize all environmental compliance costs above the expected cumulative amortization amount of $1.05 billion projected for the end of 2007.  Over the past five years, the average clean air amortization was $210 million.  The Partial Settlement is designed to enable Duke Energy Carolinas to earn a rate of return of 8.57% on a North Carolina retail jurisdictional rate base, and an 11% return on the common equity component of the approved capital structure, which consists of 47% debt and 53% common equity.  As part of the settlement, Duke Energy Carolinas agrees to alter the bulk power marketing (“BPM”) profit sharing arrangement that currently includes a provision to share 50% of the North Carolina retail allocation of the profits from certain wholesale sales of bulk power from Duke Energy Carolinas’ generating units at market based rates.  Under the Partial Settlement, the Company will share 90% of the North Carolina retail allocation of the profits from BPM transactions beginning January 1, 2008.

The NCUC will consider the Partial Settlement and hear evidence beginning on October 16, 2007.  If the Commission approves the Partial Settlement, pre-tax cash flow would be reduced by approximately $220 million on an annual basis, largely due to the rate decrease resulting primarily from the discontinuance of the amortization of environmental compliance costs.  Duke Energy Carolinas does not expect the final resolution of the Partial Settlement to have a material impact on the Company’s earnings.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: October 5, 2007	By:	/s/ Steven K. Young
	Name:	Steven K. Young
	Title:	Senior Vice President and Controller

DUKE ENERGY CAROLINAS, LLC

Date: October 5, 2007	By:	/s/ Steven K. Young
	Name:	Steven K. Young
	Title:	Senior Vice President and Controller